Exhibit 99.4

WESTERN REFINING LOGISTICS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(In thousands)

	Western Refining Logistics, LP	Wholesale Segment	Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$79,109	$9,878	$(9,875)	(a)	$28,112
			269,000	(b)
			(320,000)	(c)
Accounts receivable:
Third-party, net of a reserve for doubtful accounts of $385	11,610	115,345	(114,774)	(a)	12,181
Affiliate	404	52,032	(52,032)	(a)	404
Inventories	–	20,847	(2,976)	(a)	17,871
Prepaid expenses	1,120	5,658	–		6,778
Other current assets	920	8,566	(8,566)	(a)	920

Total current assets	93,163	212,326	(239,223)		66,266
Property, plant and equipment, net	147,415	48,224	(12,603)	(a)	183,036
Intangible assets, net	–	4,324	–		4,324
Other assets, net	3,027	1,454	(200)	(a)	4,281

Total assets	$243,605	$266,328	$(252,026)		$257,907

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$3,544	$–	$–		$3,544
Third-party	2,138	34,403	(32,051)	(a)	4,490
Accrued liabilities	7,794	16,553	(15,845)	(a)	8,502
Current portion of long–term debt	–	151	(151)	(a)	–

Total current liabilities	13,476	51,107	(48,047)		16,536

Long-term liabilities:
Long-term debt, less current portion	–	–	269,000	(b)	269,000

Other liabilities	–	499	(499)	(a)	–

Total long-term liabilities	–	499	268,501		269,000

Commitments and contingencies Equity:
WNRL unitholders	230,129	–	62,242	(a)	(27,629)
			(320,000)	(c)
Segment equity, net	–	214,722	(152,480)	(a)	–
			(62,242)	(a)

Total equity	230,129	214,722	(472,480)		(27,629)

Total liabilities and equity	$243,605	$266,328	$(252,026)		$257,907

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

WESTERN REFINING LOGISTICS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	Wholesale Segment	Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Affiliate	$101,294	$688,512	$164,193	(d)	$958,799
			5,843	(d)
			(1,043)	(e)
Third-party	2,044	2,964,102	(171,755)	(d)	1,961,903
			(832,488)	(e)

Total revenues	103,338	3,652,614	(835,250)		2,920,702

Operating costs and expenses:
Cost of products sold:
Affiliate	–	688,512	162,656	(d)	851,168
Third-party	–	2,866,534	(162,656)	(d)	1,873,273
			(658)	(e)
			(829,947)	(e)
Operating and maintenance expenses	51,123	59,944	(3,297)	(e)	107,770
General and administrative expenses	6,592	11,783	(1,099)	(e)	17,276
Gain on disposal of assets, net	–	(16)	16	(e)	–
Depreciation and amortization	10,042	3,659	(802)	(e)	12,899

Total operating costs and expenses	67,757	3,630,416	(835,787)		2,862,386

Operating income	35,581	22,198	537		58,316
Other income (expense):
Interest expense	(682)	(15)	15	(e)	(4,475)
			(3,793)	(f)
Amortization of loan fees	(391)	–	–		(391)
Other income, net	4	123	(123)	(e)	4

Income before income taxes	34,512	22,306	(3,364)		53,454
Provision for income taxes	(339)	–	(266)	(g)	(605)

Net income	$34,173	$22,306	$(3,630)		$52,849

Net income per limited partner unit:
Common - basic	$0.75				$1.11
Common - diluted	0.75				1.11
Subordinated - basic and diluted	0.75				1.15
Weighted average limited partner units outstanding:
Common - basic	22,811,000		1,160,092		23,971,092
Common - diluted	22,853,090		1,160,092		24,013,182
Subordinated - basic and diluted	22,811,000		–		22,811,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

WESTERN REFINING LOGISTICS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	Wholesale Segment	Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Affiliate	$28,928	$853,447	$217,330	(d)	$1,106,191
			7,688	(d)
			(1,202)	(e)
Third-party	1,901	3,926,042	(225,446)	(d)	2,525,975
			(1,176,522)	(e)

Total revenues	30,829	4,779,489	(1,178,152)		3,632,166

Operating costs and expenses:
Cost of products sold:
Affiliate	–	853,447	215,082	(d)	1,068,529
Third–party	–	3,813,924	(215,082)	(d)	2,426,270
			(655)	(e)
			(1,171,917)	(e)
Operating and maintenance expenses	72,455	67,137	(4,285)	(e)	135,307
Selling, general and administrative expenses	4,445	14,676	(1,373)	(e)	18,748
			1,000	(f)
Gain on disposal of assets, net	–	(87)	87	(e)	–
Depreciation and amortization	13,042	4,057	(1,128)	(e)	15,971

Total operating costs and expenses	89,942	4,753,154	(1,178,271)		3,664,825

Operating income (loss)	(59,113)	26,335	119		(32,659)
Other income (expense):
Interest expense	(190)	(23)	23	(e)	(5,247)
			(5,057)	(f)
Amortization of loan fees	(109)	–	–		(109)
Other, net	16	158	(158)	(e)	16

Income (loss) before income taxes	(59,396)	26,470	(5,073)		(37,999)
Provision for income taxes	(95)	–	(375)	(g)	(470)

Net income (loss)	(59,491)	$26,470	$(5,448)		(38,469)

Less Predecessor loss prior to initial public offering on October 16, 2013	68,019				68,019

Limited partners’ interest in net income subsequent to initial public offering	$8,528				$29,550

Net income per limited partner unit:
Common - basic	$0.19				$0.62
Common - diluted	0.19				0.62
Subordinated - basic and diluted	0.19				0.65
Weighted average limited partner units outstanding:
Common - basic	22,811,000		1,160,092		23,971,092
Common - diluted	22,813,365		1,160,092		23,973,457
Subordinated - basic and diluted	22,811,000		–		22,811,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

WESTERN REFINING LOGISTICS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition (the “Wholesale Acquisition”) from Western Refining, Inc. of certain assets and operations of the Wholesale Segment, including assets and related inventories of the Segment’s lubricant distributions, southwest bulk petroleum fuels distributions and products transportation, for consideration of $360.0 million. The Wholesale Acquisition closed on October 15, 2014 and was disclosed as a subsequent event in our Form 10-Q as of September 30, 2014. Consideration paid to Western Refining Southwest, Inc., a wholly-owned subsidiary of Western (“WRSW”) included $320 million of cash and 1,160,092 common units representing limited partner interests in WNRL. WNRL funded the cash consideration through $269 million in new borrowings under the Revolving Credit Facility (“Credit Agreement”) and $51 million from cash on hand. Historical assets and related results of operations for the wholesale service department, unmanned fleet fueling operations and refined product sales in the Mid-Atlantic region have been excluded from the Wholesale Acquisition.

The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2014 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements. The pro forma adjustments have been prepared as if the Wholesale Acquisition had taken place as of September 30, 2014, in the case of the pro forma balance sheet, and as of January 1, 2013, in the case of the pro forma statements of operations. The condensed consolidated financial statements include financial data at historical cost as the sale of assets is considered to be a reorganization of entities under common control. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto. Pro forma adjustments are discussed below under Note 2, Pro Forma Adjustments and Assumptions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma adjustments. Management believes that our assumptions have a reasonable basis for presenting the significant effects of the contemplated transactions, are factually supportable, directly attributable, and are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had assumed the operations of the Wholesale Segment during the periods presented.

2.	Pro Forma Adjustments and Assumptions

a.	Reflects the transfer of certain Wholesale Segment net assets in connection with the Wholesale Acquisition and the elimination of certain net assets that were retained by Western. As the Partnership and the Wholesale Segment are entities under common control, the transfer of these net assets was at the Wholesale Segment’s historical book values. The historical book value of net assets sold to the Partnership was $62.2 million.

b.	Reflects borrowings of $269.0 million under our Revolving Credit Facility to fund a portion of the consideration paid to WRSW in conjunction with the Wholesale Acquisition. The borrowings under our Revolving Credit Facility had an annual interest rate of approximately 1.88%. The Revolving Credit Facility matures on October 16, 2018.

c.	Reflects the payment of $320.0 million in cash and the issuance of 1,160,092 common partnership units to WRSW in connection with the Wholesale Acquisition. We determined the amount of common partnership units to be issued based on a ten-day volume weighted average price per unit, resulting in 1,160,092 common partnership units delivered to WRSW. Upon issuance of the 1,160,092 common partnership units to Western, Western owned approximately 66.2% limited partner interest and the public owned a limited partner interest of approximately 33.8%.

d.	Reflects the adjustment to remove unmanned fleet fueling sales from third-party revenues and corresponding changes in margins resulting from the commercial agreements that we entered into with Western in connection with the Wholesale Acquisition. Unmanned fleet fueling operations were historically included within the Wholesale Segment but are excluded from the Wholesale Acquisition. Western will continue to own and operate these assets and we will supply fuel inventories to Western for third-party sale from unmanned fleet fueling operations. Our pro forma adjustment reduces historical unmanned fleet fueling revenue by $0.15 per gallon for the nine months ended September 30, 2014 and $0.12 per gallon for the year ended December 31, 2013. This reduction produces a margin per gallon of $0.03, in all periods, representing our contractual margin on sales to Western’s unmanned fleet fueling operations upon closing of the Wholesale Acquisition. Additional adjustments reflect the changes in margin to $0.03 per gallon for sales to Western’s retail stores for all periods, resulting from the commercial agreements that we entered into with Western in connection with the closing of the Wholesale Acquisition.

e.	To eliminate revenues, cost of product sold and operating costs related to the historical assets and related results of operations for the wholesale service department, unmanned fleet fueling operations and refined product sales in the Mid-Atlantic region that have been excluded from the Wholesale Acquisition. These pro forma adjustments resulted in a net reduction of consolidated income before income taxes of $2.4 million for the nine months ended September 30, 2014 and $1.7 million for the year ended December 31, 2013.

f.	Reflects annual cash interest expense and $1.0 million of one-time fees and expenses related to borrowings of $269.0 million under the Revolving Credit Facility. Pro forma interest expense was $3.8 million for the nine months ended September 30, 2014 and $5.1 million for the year ended December 31, 2013. The pro forma adjustment for interest expense on borrowings under the Revolving Credit Facility assumes an estimated annual interest rate of 1.88%.

g.	Reflects the change to the provision for income taxes resulting from the Texas margin tax for net changes in pro forma revenues and costs.

3.	Pro Forma Net Income or Loss Per Limited Partner Unit

Our net income or loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.

We compute net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income will be allocated to the partners based on their respective sharing of income specified in our Partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for the quarter ended September 30, 2014.

Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units expected to be outstanding at the closing of the Wholesale Acquisition. For purposes of this calculation, the number of common and subordinated units outstanding was assumed to be 24.0 million units and 22.8 million units, respectively. All units were assumed to have been outstanding since we completed our initial public offering on October 16, 2013.

Pursuant to our partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. No cash distributions would have been declared to the incentive distribution rights during any of the periods presented, based upon the assumption that distributions were declared equal to the minimum quarterly distribution.

4.	Commercial Agreements with Western

In connection with the closing of this transaction, we entered into various agreements with Western as described below. All of the listed agreements have an initial ten-year term and are subject to extensions or renewal as may be mutually agreed upon by the Partnership and Western.

Product	supply agreement - under this agreement, Western will supply and the Partnership will purchase approximately 79,000 barrels per day (“bpd”) of refined products. The price per barrel will be based upon OPIS or Platts indices on the day of delivery. Pricing is subject to annual revision based on mutual agreement between the Partnership and Western. The agreement provides for make-up payments to the Partnership in any month that the Partnership’s average margin on non-delivered rack sales is less than $0.025 per gallon equal to the average margin short-fall for such month times the amount of the Partnership’s non-delivered rack sales. Non-delivered rack sales averaged 21,949 bpd for the nine months ended September 30, 2014.

Fuel	distribution agreement - under the fuel distribution agreement, Western agreed to purchase all of its retail requirements for branded and unbranded motor fuels for its retail and unmanned fleet fueling sites at a price per gallon that is $0.03 above the Partnership’s cost. Western purchases a minimum of 645,000 barrels of branded and unbranded motor fuels for its retail and unmanned fleet fueling sites. In any month that Western doesn’t purchase the minimum volume, Western will pay the Partnership $0.03 per gallon shortfall. In any month in which Western purchases volumes in excess of the minimum, the Partnership will pay Western $0.03 per gallon over the minimum until the balance of the trailing twelve month shortfall payments is reduced to $0.

Crude	oil trucking agreement - Western has agreed to pay a flat rate per mile per barrel plus monthly fuel adjustments and customary applicable surcharges. The rates are subject to adjustment annually based on mutual agreement between the Partnership and Western. Western has agreed to contract a minimum of 1.525 million barrels of crude oil to the Partnership for hauling each month. In the event Western falls short of the monthly minimum commitment, it will pay the Partnership $3.00 per barrel below the minimum commitment. In any month in which Western exceeds the minimum hauling commitment, the Partnership will pay Western $3.00 per barrel over the minimum commitment until the balance of the trailing twelve month shortfall payments is reduced to $0.

If Western changes its business strategy or is unable to satisfy its obligations under the above listed commercial agreements for any reason, our revenues would decline and our financial condition, results of operations, cash flows and ability to make distributions to our unitholders would be adversely affected